UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
March 8, 2006
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
4336 Montgomery Ave., Bethesda, Maryland 20814
(Address of principal executive offices)          (Zip Code)
(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01. Other Events
     On March 8, 2006, the initial public offering (“IPO”) of 11,304,500 units (including exercise in full of underwriters’ over-allotment option) of India Globalization Capital, Inc. (the “Company”) was consummated. Immediately prior to the IPO, the Company completed a private placement to management of 170,000 units. Each unit issued in the IPO and the private placement (the “Units”) consists of one share of common stock, $.0001 par value per share, and one warrant, each to purchase one share of common stock. The Units were sold at an offering price of $6.00 per Unit, generating aggregate gross proceeds from the IPO and private placement of $68,847,000. Audited financial statements as of March 8, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits:

Exhibit No.	Description

99.1	Audited Financial Statements

99.2	Press release dated March 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.
Date: March 16, 2006	By:	/s/ Ram Mukunda
	Name:	Ram Mukunda
	Title:	President and Chief Executive Officer